                                                                    EXHIBIT 10.6


                               LICENSE AGREEMENT I
                               -------------------

        This Agreement ("Agreement"), dated December 23, 1996, between ARCH Development Corporation, an Illinois not-for-profit corporation ("ARCH"), and R2 Technology, Inc., a California corporation ("Licensee").

                               Purpose and Intent
                               ------------------

        ARCH and Licensee entered into a Co-Exclusive License Agreement dated September 1, 1993 ("Co-Exclusive License") under which ARCH licensed to Licensee certain patents and patent applications for use in a defined field. ARCH holds rights to additional patents and patent applications useful in the same field which Licensee desires to obtain rights to or commercialization. Therefore the parties agree as follows.

                                    Agreement
                                    ---------

        1.   Definitions. The following capitalized terms used in this Agreement
             -----------
shall mean.

             A. "Affiliate" means, as to any person or entity, any other person or entity which directly or indirectly controls, is controlled by or is under common control with such person or entity. Control shall mean the right to control, or actual control of, management of such other entity, whether by ownership of voting securities, by agreement, or otherwise.

             B. "Copyrights" means the copyrights for the Software.

             C. "Effective Date" means the date first above written.

             D. "Field" means computer aided diagnosis of diseases or disorders in humans.

             E. "Gross Revenue" means all revenue received by the Licensee and its Affiliates from the distribution of products which incorporate or utilize Licensed Patents, Copyrights, Software or Technical information. Gross Revenue shall include all revenue received from licensing of Software pursuant to Paragraph 2.C below. Gross Revenue shall not include revenue earned by the Licensee and its Affiliates from the provision of services of any type, including, by way of example, consulting services, customized application or implementation support, installation, maintenance, technical support or warranty service.

             F. "Inventors" means the persons listed as inventors on the Licensed Patents.

             G. "Group I Patents" mean the patents and patent applications listed on Schedule A, including all divisions, continuations, continuations-in-part, and any valid patents which may issue therefrom and any reissues, renewals, substitutions, or extensions of or to any such patents or patent applications. "Group II Patents" and "Group III Patents" mean the patents and patent applications listed respectively on Schedules B and C, including all divisions,



----------------------
Confidential treatment has been requested for portions of this exhibit. The copy herewith omits the information subject to the confidentiality request.
Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

continuations, continuations-in-part, foreign counterparts, and any valid patents which may issue therefrom and any reissues, renewals,. substitutions, or extensions of or to any such patents or patent applications. Group I, Group II and Group III Patents shall not include any applications and any patents issuing from applications filed in countries (i) that Licensee elected not to file in pursuant to Paragraph 6.A. and (ii) where Licensee's rights are terminated under Paragraph 6.D.

     H.  "Licensed Patents" means the Group I, Group II and Group III Patents.

     I. "Net Revenue" means Gross Revenue less the following amounts directly related to such revenue: (a) customary trade, quantity or cash discounts and rebates actually allowed and taken; (b) amounts repaid or credited to customers on account of rejections or returns of products subject to royalty hereunder; and (c) freight and other transportation costs, including insurance charges, bond duties, tariffs, sales and excise taxes and other governmental charges based directly on sales, turnover or delivery of such products and actually paid or allowed by the Licensee and its Affiliates or any Sublicensee. Net Revenue shall be determined in accordance with generally accepted accounting principles consistently applied.

     J. "Product" means any product covered by at least one Valid Claim contained in a Licensed Patent or a product made by a process, method or technique covered by at least one Valid Claim in a Licensed Patent or methods-of using any product covered by at least one Valid Claim contained in a Licensed Patent.

     K. "Royalties" means all amounts payable under Paragraph 3.A.(2) of this Agreement.

     L. "Software" means the computer programs listed and described on Schedule D attached hereto, maintenance releases and bug fixes.

     M. "Sublicensee" means any person, company or other entity granted a sublicense by Licensee under Paragraphs 2.B. or 2.C. below, as the case may be, including Affiliates of the Sublicensee.

     N. "Sublicense" means a license agreement entered into by Licensee with a Sublicensee under Paragraphs 2.B. or 2.C. below, as the case may be.

     O. "System" means any saleable system or unit containing or consisting of a Product.

     P.  "Territory" means the entire world.

     Q. "Technical Information" means any and all technical information, know-how, data, processes, methods, protocols and procedures relating to the Licensed Patents in the possession of ARCH as of the date of this Agreement which is considered confidential within the meaning of Paragraph 9.A. of this Agreement.

     R.  "University" means the University of Chicago.

                S. "Valid Claim" means an issued claim of any unexpired patent or claim of any pending patent application which has not been held unenforceable, unpatentable or invalid by a decision of a court or governmental body of competent jurisdiction, in a ruling that is unappealable or unappealed within the time allowed for appeal; which has not been rendered unenforceable through disclaimer or otherwise; and which has not been lost through an interference proceeding or failure to pay a maintenance fee. Notwithstanding the foregoing, a claim of a pending patent application shall cease to be a Valid Claim if no patent has issued on such claim on or prior to the fifth (5th) anniversary of the date of filing of such application provided that such claim shall once again become a Valid Claim on the issue date of a patent that subsequently issues and includes such claim.

        2.      GRANT OF LICENSE AND RESERVATION OF RESEARCH RIGHTS
                ---------------------------------------------------

                A.   Grant. ARCH hereby grants to Licensee and its Affiliates:
                     -----

                     (1) An exclusive license to use the Technical Information to make, have made, use, import, offer to sell and sell products within the Field and within the Territory;

                     (2) A non-exclusive license under Group I Patents to make, have made, use, import, offer to sell and sell Products within the Field and within the United States; and

                     (3) A non-exclusive license under the Group II and Group III Patents to make, have made, use, import, offer to sell and sell Products within the Field and within the Territory; and

                     (4) An exclusive license under the Copyrights to use, copy, modify, prepare derivative works and compilations, distribute, perform and display publicly the Software in the Territory.

                B.   Sublicense. ARCH hereby grants to Licensee and its
                     ----------
Affiliates a non-exclusive right to grant to third parties sublicenses under the Group I, Group II and Group III Patents on terms consistent with the terms of this Agreement.

        All Sublicenses shall provide that the Sublicensee may not grant further Sublicenses to third parties, except to Affiliates of the Sublicensee. For each Sublicense granted by Licensee to make or have made Products, Licensee shall pay to ARCH fifty percent (50%) of all compensation paid by a Sublicensee to Licensee, including any payments made by a third party to Licensee on behalf of a Sublicensee. For all other sublicenses, the license revenue, including any payments made by a third party on behalf of a Sublicensee, shall be treated as Gross Revenue. Payments shall be made (or assigned as relevant) to ARCH within thirty (30) days of receipt by Licensee. For this purpose compensation includes all fees, running royalties, minimum royalties, milestone payments and other cash payments of any kind and any in kind payments or equity amounts taken in lieu of cash. It is the intent and agreement of the parties that ARCH will be paid fifty percent (50%) of any kind of compensation paid by a Sublicensee for rights granted to such Sublicensee under this Agreement without regard to how the compensation is structured, denominated or paid.

          C.   Software Sublicense. Licensee shall have the exclusive right
               -------------------
under the Copyrights to grant sublicenses to third parties on terms consistent with the terms of this Agreement. All revenues received by Licensee from Software Sublicenses shall be treated as Gross Revenue.

          D.   Sublicensee's Rights upon Termination of this Agreement.
               -------------------------------------------------------

               Each Sublicense under Paragraph 2.B. shall state that if this Agreement terminates for any reason, except expiration pursuant to Paragraph 11.A., the Sublicensee shall automatically terminate effective the same date without the necessity of any notice from ARCH to the Sublicensee." In each case, ARCH agrees to negotiate in good faith for a period of ninety (90) days following the termination of this Agreement with each Sublicensee for a license directly from ARCH granting the Sublicensee substantially the same rights as those contained in the Sublicense with Licensee. If no agreement is reached within the ninety (90) days, ARCH shall have no further obligation to the Sublicensee.

          E.   Data Access. ARCH agrees to deliver copies of Technical
               -----------
Information within thirty (30) days after the execution of this Agreement.

          F.   Reservation of Rights. ARCH reserves for itself and the
               ---------------------
University the worldwide right to use the Technical Information and to practice the inventions claimed in the Licensed Patents to make, have made, use, import, offer to sell and sell Products within the Field for all educational and research purposes it may choose in its own discretion and without any payment therefore. In addition, the inventions claimed in the Licensed Patents were made with the use of funds from the United States government. Therefore, there is reserved from the rights granted hereunder the worldwide right of the United States government to use the Technical Information and to practice or have practiced the inventions claimed in the Licensed Patents to make, have made, use, import, offer to sell and sell Products in any field or use for its own purposes in such manner as it deems fit without any payment therefore.

          G.   U.S. Laws. Any right granted in this Agreement greater than that
               ---------
permitted under Public Law 96-517 or Public Law 98-620 shall be subject to modification as may be required to conform to the provisions of those laws.

          H.   Other Rights. ARCH has previously granted to Toshiba Corporation
               ------------
licenses and other rights with respect to certain of the Technical Information and the Group I, Group II and Group III Patents, and the rights granted in Paragraphs 2.A. and 2.B. of this Agreement are subject to all of the terms and conditions of those licenses and other rights.

          I.   ARCH Covenant. Notwithstanding the non-exclusive nature of the
               -------------
license granted in Paragraphs 2.A.(2) and 2.A.(3) and the reservations made in Paragraphs 2.F. and 2.H. above, ARCH hereby agrees, during the term of this Agreement, not to grant licenses tinder the Licensed Patents to other third parties.

          J.   Exclusive License Option. ARCH shall notify Licensee in writing
               ------------------------
in the event of termination of any prior license under any of the Licensed Patents. For a period of sixty (60) days from the date of such notice, Licensee shall have the right to negotiate with ARCH for an exclusive license under such Licensed Patents, on terms to be agreed upon by ARCH and

Licensee. If ARCH and Licensee cannot agree upon the terms of an exclusive license within the sixty-day period, ARCH shall have the right to grant a non-exclusive license under such Licensed Patents to one other party. Upon the execution of an exclusive license under such Licensed Patents, Licensee shall pay ARCH an exclusive license fee, as set forth in Paragraph 3.C. below.

     3.   Royalties and Other Payments
          ----------------------------

          A.   License Payment and Running Royalties. For the license granted in
               -------------------------------------
Paragraph 2.A. of this Agreement, Licensee shall pay ARCH (1) the sum of * * * within thirty (30) days following the earlier of an initial public offering of Licensee's stock or any financing arrangement providing funding to Licensee of at least ten million U.S. Dollars (U.S. $10,000,000); (2) combined with the royalty obligations of Licensee under License Agreement II executed concurrently herewith between ARCH and Licensee relating to Group IV Patents as defined therein, a running royalty equal to one percent (1%) of Net Revenue received by Licensee and its Affiliates until the expiration of the last to expire of the Group I, Group II, Group III and Group IV Patents as defined in this Agreement and License Agreement II.

          B.   Calculation of Royalties. Royalties shall be payable in U.S.
               ------------------------
currency within forty-five (45) days after the end of each calendar quarter for the term specified in Paragraph 11.A. below, beginning with the calendar quarter in which the first commercial sale of a Product occurs. Each payment shall be accompanied by a statement showing Net Revenue for each country in the Territory and calculation of the Royalties due. There shall be deducted from all such payments taxes required to be withheld by any governmental authority and Licensee shall provide copies of the receipt for such taxes to ARCH along with each Royalty payment. Any necessary conversion of currency into United States dollars shall be made at the applicable rate of exchange of Citibank, N.A., in New York, New York, on the last day of the calendar quarter for which the Royalty is paid.

          C.   Exclusive License Payment. Immediately upon execution of an
               -------------------------
exclusive license under the Licensed Patents pursuant to Paragraph 2.J. above, Licensee shall pay to ARCH an exclusive license fee of * * *, which shall be non-refundable under any and all circumstances. Licensee's failure to pay the exclusive license fee within five days after execution of an exclusive license agreement will render such exclusive license void and of no force or effect.

          D.   Records. Licensee shall, and shall cause its Sublicensees and
               -------
Affiliates of either, to keep full and accurate books and records in sufficient detail so that sums due ARCH hereunder can be properly calculated. Such books and records shall be maintained for at least three (3) years after the Royalty reporting period(s) to which they relate. During the term hereof and for three
(3) calendar year thereafter, Licensee shall permit, and shall cause its Sublicensees and Affiliates of either to permit, accountants designated by ARCH, to whom Licensee has no reasonable objection, to examine its books and records for the purpose of verifying the accuracy of the written statements submitted by Licensee and sums paid or payable. ARCH may conduct


----------------------
* * * Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

such examination no more than once in any calendar year. After completion of any such examination, ARCH shall promptly notify Licensee in writing of any proposed modification to Licensee's statement of sums due and payable. If Licensee accepts such modification, or if the parties agree on other modifications, one party shall promptly pay or credit the other in accordance with such resolution. Such examination shall be made at the expense of ARCH, except that if such examination discloses a discrepancy of * * * or more in the amount of Royalties and other payments due ARCH, then Licensee shall reimburse ARCH for the cost of such examination and pay the amount due with interest from the date at which such amount was due as provided in Paragraph 3.B. hereof.

        E. Overdue Payments. Payments due to ARCH under this Agreement shall, if
           ----------------
not paid when due under the terms of this Agreement, bear simple interest at the lower of the prime rate of interest (as published by Citibank, N.A. on the date such payment is due) plus * * * or the highest rate permitted by law, calculated on the basis of a 360-day year for the number of days actually elapsed, beginning on the due date and ending on the day prior to the day on which payment is made in full. Interest accruing under this Paragraph shall be due to ARCH on demand or upon payment of past due amounts, whichever is sooner. The accrual or receipt by ARCH of interest under this Paragraph shall not constitute a waiver by ARCH of any right it may otherwise have to declare a default under this Agreement or to terminate this Agreement.

        F. Single Royalty Payment. Royalties shall be payable only once with
           ----------------------
respect to sales or leases of a single System regardless of the number of Group I, Group II, Group III and Group IV Patents that cover the System. ARCH is aware the Licensee has entered into a sublicense with Toshiba Corporation under the foreign counterparts of the Group I Patents. In the event Licensee makes royalty payments to Toshiba Corporation on Systems that Licensee sells or leases under that sublicense, no further royalty will be due from Licensee to ARCH on Net Revenues derived from such sales or leases. However, in each quarterly, statement provided pursuant to Paragraph 3.B. above, Licensee will identify the Net Revenue derived from such sales or leases on which it has made royalty payments to Toshiba Corporation.

   4.   Warrants. On the Effective Date Licensee shall issue to ARCH warrants
        --------
giving ARCH the right, but not the obligation, to purchase thirty seven thousand five hundred (37,500) shares of common stock having voting rights at a price of four dollars U.S. ($4 U.S.) per share. The warrants shall vest at the rate of seven thousand five hundred (7,500) per year, with the warrants to purchase the first 7,500 shares vesting on the Effective Date and the remaining warrants vesting in equal amounts on the first, second, third and fourth anniversaries of this Agreement provided this Agreement has not terminated by those anniversaries. The warrants may be exercised at any time after vesting and shall expire ten (10) years after the Effective Date.

   5.   Unrestricted Gift. Within thirty (30) days of the Effective Date and on
        -----------------
the first, second, third and fourth anniversaries of this Agreement, Licensee shall make an unrestricted gift in the amount of thirty thousand dollars U.S. ($30,000 U.S.) to University provided this Agreement has not terminated by those anniversaries.

____________________

* * * Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested to the omitted portions.

     6.   Prosecution and Maintenance of Patents: Patent Costs
          ----------------------------------------------------

          A. Prosecution and Maintenance. ARCH shall be solely liable for the
             ---------------------------
preparation, filing, prosecution and response maintenance of the Group I Patents. ARCH shall cause its patent counsel to provide Licensee with a list of the countries in which it has filed and/or intends to file applications. Such list shall be provided to Licensee at least sixty (60) days prior to the expiration of one (1) year from the corresponding United states priority date to allow Licensee to suggest that additional countries be added to the list or that one or more countries be deleted from the list. ARCH agrees to file applications in the additional countries requested by Licensee unless it otherwise notifies Licensee under Paragraph 6.B. Licensee agrees to cooperate, and agrees to cause its Sublicensees and Affiliates of either to cooperate, with ARCH in the preparation, filing, prosecution and maintenance of the Group I Patents by disclosing such information as may be necessary for the same and by promptly executing such documents as ARCH may reasonably request in connection therewith. Licensee and its Sublicensees and Affiliates of either shall bear their own costs in connection with their cooperation with ARCH under this Paragraph. ARCH will provide Licensee copies of all material documents received or prepared by ARCH in the prosecution and maintenance of the Group I Patents. ARCH shall provide copies in a timely manner to allow Licensee an opportunity to comment and request changes in ARCH's documents. ARCH agrees to include all reasonable comments of Licensee.

          B. Licensee's Rights to Prosecute and Maintain Patents. ARCH shall
             ---------------------------------------------------
notify Licensee in writing of any country(ies) where it either previously declared its intention to file under Paragraph 6.A. and subsequently decided not to file in such country(ies) or previously filed and decided to abandon the patent application or issued patent. Similarly, ARCH shall notify Licensee in writing of any country(ies) where it has the right to file, prosecute or maintain Group II and Group III Patents and has decided to abandon the patent application or issued patent. All such notices shall be given so as to allow Licensee a reasonable time within which to file in countries where ARCH either does not intend to file or is not going to continue the prosecution or maintenance of the application or patent, whichever is relevant. In all cases where Licensee elects to file, Licensee shall file, prosecute and maintain the applications and patents in ARCH's name and at Licensee's expense. In the case of Group I Patents, such patents shall be included in the definition of Group I Patents, for all purposes of this Agreement. In the cases of Group II or Group III Patents where Licensee elects to file, Licensee shall receive an exclusive license under such patents within the Field for the country(ies) involved.

          C. Patent Costs. Licensee agrees to pay all necessary and reasonable
             ------------
third party fees and expenses incurred by ARCH in obtaining and maintaining the Group 1, Group II and Group III Patents in Canada, France, Germany, Japan, Netherlands, United Kingdom and the United States, including those incurred by ARCH prior to the date of this Agreement but not including any fees and expenses already paid for by Toshiba. Payment for fees and expenses incurred after the date of this Agreement shall be invoiced to Licensee on a monthly basis and Licensee agrees to pay such invoices within thirty (30) days of receipt. Documentation received from the third party vendors to support the amounts invoiced shall be included with each invoice. Licensee may raise any objections to such amounts invoiced within the thirty (30) day time period for payment provided Licensee has not preapproved such amount.

         D.   Failure to Pay Patent Costs. If Licensee declines or fails to make
              ---------------------------
advance payments or pay or reimburse ARCH for all or any portion of the patent fees and expenses (including maintenance fees) as required by, Paragraph 6.C. for any application or patent, Licensee's rights with respect to all such applications and patents for which Licensee fails to make advance payments or does not reimburse ARCH shall terminate effective sixty (60) days after written notice from ARCH requesting such payment, unless payment in full is made within such time. Such notice can be sent by ARCH at any time after the expiration of the thirty (30) days provided in Paragraph 6.C. for payment of invoices if Licensee has not objected to the amount invoiced or in the case of advance payments, any time after the date fifteen (15) days before the payment must be made by ARCH to a third party.

     7.  Due Diligence and Milestones.
         ----------------------------

         A.   Commercialization Plans. Licensee shall provide ARCH with its
              -----------------------
strategic and detailed plans for the commercialization of the Licensed Products. Such plans shall include research and development plans, product milestones and related timetable schedules, government or regulatory timetables and sales and marketing plans. Licensee will update these plans at least on an annual basis.

         B.   Progress Report. Licensee will provide ARCH with Licensee's
              ---------------
quarterly report to stockholders beginning with the quarter ended September 30, 1996. Such report will include the Company's financial performance for the quarter and will also cover significant developments that have occurred. Licensee agrees to immediately notify ARCH in writing when commercial products are first sold and when Licensee's obligation to begin making running Royalty payments begins.

         C. Licensee shall commence marketing and distribution of products which incorporate or utilize Licensed Patents, Copyrights, Software or Technical Information within three (3) years of the Effective Date. If Licensee fails to commence marketing and distribution of such products within three (3) years of the Effective Date, ARCH shall have the right to terminate this Agreement upon sixty (60) days written notice, provided, however, that if Licensee is utilizing its best efforts to obtain regulatory approval and commercialize such products ARCH may, in its sole discretion, extend this Agreement for an additional period of time.

     8.  All Patents; No Other Warranties; Indemnification; Insurance
         ------------------------------------------------------------

         A.   All Patents. ARCH represents and warrants that it shall not assert
              -----------
any existing patents or patents that issue from patent applications pending as of the Effective Date against Licensee , its Sublicensees or its customers based upon Licensee's or its Sublicensee's manufacture, use, importation, offer for sale or sale of Products.

         B.   Disclaimer of Warranties. Except as provided in Paragraph B.A.,
              ------------------------
ARCH makes no representations or warranties of any kind, express or implied, with respect to the invention(s) claimed in the Licensed Patents or with respect to the Licensed Patents themselves or regarding the Technical Information, including but not limited to, any representations or warranties about (i) the validity, scope or enforceability of any of the Licensed Patents; (ii) the accuracy, safety or usefulness for any purpose of any information provided by ARCH to Licensee, its Sublicensees or Affiliates of either, with respect to the invention(s) claimed in the Licensed Patents or with respect to the Licensed Patents themselves or regarding the Technical Information, and any products developed from or covered by them; (iii) whether the practice of any claim contained in any of the Licensed Patents will or might infringe a patent or other intellectual property right owned or licensed by a third party; (iv) the patentability of any invention claimed in the Licensed Patents; or (v) the accuracy, safety, or usefulness for any purpose of any product or process made or carried out in accordance with or through the use of the Licensed Patents or the Technical Information.

        C.  Indemnification. Licensee agrees, and agrees to cause its
            ---------------
Sublicensees and Affiliates of either, to indemnify, defend and hold harmless ARCH, its Affiliates and all trustees, directors, officers, employees, fellows and agents of any of the foregoing (including ARCH and its Affiliates, each an "Indemnified Person") from and against any and all claims, demands, loss, damage, penalty, cost or expense (including attorneys' and witnesses, fees and costs) of any kind or nature, arising from the development, production, use, sale or other disposition of Products or the Technical Information, and all activities associated therewith by Licensee, its Sublicensees or Affiliates of either, or any use of information provided by ARCH to Licensee, its Sublicensees; or Affiliates of either. Licensee agrees and agrees to cause each of its Sublicenses and Affiliates of either to agree not to sue any Indemnified Person in connection with the development, production, use, sale or other disposition of Products or the use of Technical Information, and all activities associated therewith. ARCH shall be entitled to participate at its option and expense through counsel of its own selection, and may join in any legal actions related to any such claims, demands, losses, damages, costs, expenses and penalties. Licensee, its Sublicensees and Affiliates of either, shall not enter into any settlement affecting any rights or obligations of any Indemnified Person or which includes an express or implied admission of liability, negligence or wrongdoing by any Indemnified Person, without the prior written consent of such Indemnified Person.

        D.  Assumption of Risk. The entire risk as to the performance, safety
            ------------------
and efficacy of any invention claimed in the Licensed Patents or of any Products or the Technical Information, is assumed by Licensee's, its Sublicensees' and Affiliates' of either, provided that such assumption of the risk shall not apply to the intentional misconduct or gross negligence by Indemnified Persons. Indemnified Persons shall not, except for their intentional misconduct or gross negligence, be responsible or liable for any injury, loss, or damage of any kind, including but not limited to direct, indirect, special, incidental or consequential damages or lost profits to Licensee, any Sublicensee, Affiliates of either or customers or any of the foregoing, or for any such injury, loss or damage to any other individual or entity, regardless of legal theory based on the development, manufacture, use, sale or other disposition of Products or the Technical Information, and all activities associated therewith. The above limitations on liability apply even though the Indemnified Person may have been advised of the possibility of such injury, loss or damage. Licensee shall not, and shall require all Sublicensees and Affiliates of either to not, make any agreements, statements, representations or warranties or accept any liabilities or responsibilities whatsoever with regard to any person or entity which are inconsistent with this Paragraph.

         E. Insurance. Licensee agrees and agrees to cause its Sublicensees and
            ---------
Affiliates of either to list ARCH and its Affiliates, at Licensee's, its Sublicensees' or Affiliates', of either of them, expense, whichever is relevant, as additional named insureds under each liability policy that Licensee, its Sublicensees and Affiliates of either shall have or shall obtain that includes any coverage of claims relating to the Products, the Licensed Patents, or the inventions claimed in the Licensed Patents. At ARCH's request, Licensee will supply ARCH from time to time with copies of each such policy, and will notify ARCH in writing at least 30 days prior to any termination of or change in coverage under any such policies.

     9.  Confidentiality.
         ---------------

         A. Confidentiality, Publications and Data Access. All information
            ---------------------------------------------
submitted by one party to the other concerning the Products, the Licensed Patents, the invention(s) claimed in the Licensed Patents, and the Technical Information shall be considered as confidential ("Confidential Information") and shall be utilized only pursuant to the licenses granted hereunder. During the term of this Agreement and for a period of ten (10) years thereafter, neither party shall disclose to any third party any Confidential Information received from the other party without the specific written consent of such party. Provided that Licensee may disclose Confidential Information belonging to ARCH to potential sublicensees for the purpose of evaluating their interest in entering into a Sublicense but only after entering into a confidentiality agreement on the same terms as those contained in this Paragraph. The foregoing shall not apply where Confidential Information a) was or becomes public through no fault of the receiving party, b) was, at the time of receipt, already in the possession of the receiving party as evidenced by its written records, c) was obtained from a third party legally entitled to use and disclose the same, or d) is required by law to be disclosed to a governmental agency.

         B. Publications. ARCH shall provide to Licensee copies of any proposed
            ------------
written publication by ARCH containing any Confidential Information and, to the extent ARCH is aware of them, proposed publications containing any Confidential Information by the Inventor(s). Licensee agree to provide copies of any proposed written publication of Licensee, its Sublicensees and Affiliates of either of them to ARCH. The parties shall provide copies of such proposed written publications at least ninety (90) days in advance of publication in order to protect potentially patentable subject matter. The receiving party may request, and the disclosing party agrees, that publication will be withheld for an additional thirty (30) days, if required, to obtain patent protection. The receiving party may object to such proposed publication or disclosure on the grounds that the publication contains Confidential Information of the objecting party. At the request of the objecting party, Confidential Information of such party shall be deleted from the publication.

     10. Infringement. In the event of an infringement of a Licensed Patent the
         ------------
following shall apply:

         A. Notice. Each party shall give the other written notice if one of
            ------
any Licensed Patent. Upon notice of any such infringement, the parties shall promptly consult with one another with a view toward reaching agreement on a course of action to be pursued.

          B.   Licensee's Right to Bring Infringement Action.
               ---------------------------------------------

               (1) If a third party infringes any patent included in the Licensed Patents within the Field, Licensee shall have the right to institute and prosecute an action or proceeding to abate such infringement and to resolve such matter by settlement or otherwise. Licensee agrees to notify ARCH of its intention to bring an action or proceeding prior to filing the same and in sufficient time to allow ARCH the opportunity to discuss with Licensee the choice of counsel for such matter. Licensee agrees to hire counsel reasonably acceptable to ARCH. Licensee shall keep ARCH timely informed of material developments in the prosecution or settlement of such action or proceeding. Licensee shall be responsible for all costs and expenses of any action or proceeding against infringers which Licensee initiates. ARCH shall cooperate fully by joining as a party plaintiff if required to do so by law to maintain such action or proceeding and by executing and making available such documents as Licensee may reasonably request. Licensee agrees to promptly reimburse ARCH for its reasonable third party out-of-pocket fees and expenses incurred in joining an action or proceeding or cooperating with Licensee. ARCH may be represented by counsel in any such legal proceedings, at ARCH's own expense, subject to reimbursement under Paragraph 10.B.(3), acting in an advisory but not controlling capacity.

               (2) The prosecution, settlement, or abandonment of any action or proceeding under Paragraph O.B.(1) shall be at Licensee's reasonable discretion provided that Licensee shall not have any right to surrender any of ARCH's rights to the Licensed Patents or to grant any infringer any rights to the Licensed Patents.

               (3) Except as provided herein, all amounts of every kind and nature recovered from an action or proceeding of infringement by Licensee shall belong to Licensee. If the amounts recovered by Licensee exceed Licensee's reasonable third party out-of-pocket fees and expenses, Licensee shall reimburse ARCH for ARCH's reasonable out-of-pocket fees and expenses incurred in hiring its own counsel. After deduction of the fees and expenses of both parties to this Agreement, any remaining amounts recovered shall be considered Net Revenue under this Agreement and subject to Royalty payments in accordance with Paragraph 3.

          C.   ARCH's Right to Bring Infringement Action. If a third party
               -----------------------------------------
infringes any patent included in the Licensed Patents within the Field which ARCH wishes to prosecute, ARCH shall first notify Licensee in writing and request that Licensee bring an action or proceeding against the infringing third party. If Licensee declines or fails to bring such an action or proceeding within ninety (90) of receipt of the notice, ARCH shall have the right, at its discretion, to institute and prosecute an action or proceeding to abate such infringement and to resolve such matter by settlement or otherwise. Licensee shall cooperate fully by joining as a party plaintiff if required to do so by law to maintain such action and by executing and making available such documents as ARCH may reasonably request. If the amounts recovered by ARCH exceed its reasonable out-of-pocket fees and expenses, ARCH agrees to pay Licensee for its and its Sublicensees' reasonable out-of-pocket third party expenses incurred by it in cooperating in the action or proceeding. Except as specifically provided in this Paragraph, ARCH shall have the right to retain all amounts recovered of every kind and nature. Amounts recovered by ARCH shall not be considered Net Revenue under this Agreement and shall not give rise to Royalty payments under Paragraph 3.

     11.  Termination
          -----------

          A.   Term. Unless terminated earlier pursuant to Paragraphs 11.B or
               ----
11.C, this Agreement shall terminate on the later of (i) the expiration of the royalty obligations under Article 3 hereto and (ii) the day the Licensee ceases to use the licenses granted in Article 2.

          B.   ARCH's Right to Terminate. ARCH shall have the right to terminate
               -------------------------
this Agreement as follows, in addition to all other available remedies:

               (1) If Licensee fails to make any Royalty or other payment when due, this Agreement shall terminate effective sixty (60) days after ARCH's written notice to Licensee to such effect, unless Licensee makes such payment within the sixty (60) days.

               (2) If Licensee fails to observe any other material obligation of this Agreement, this Agreement shall terminate effective sixty (60) days after ARCH's written notice to Licensee describing such failure, unless Licensee cures such failure within the sixty (60) days.

               (3) If Licensee shall have filed by or against it a petition under any bankruptcy or insolvency law and such petition is not dismissed within sixty (60) days of its filing, or if Licensee makes an assignment of all or substantially all of its assets for the benefit of its creditors ARCH may terminate this Agreement by written notice effective as of the (i) date of filing by Licensee of any such petition, (ii) date of any such assignment to creditors, or (iii) end of the sixty (60) days if a petition is filed against it and not dismissed by such time, whichever is applicable.

               (4) If Licensee shall be dissolved, liquidated or otherwise ceases to exist, other than for reasons specified in Paragraph 11.B.(3) above, this Agreement shall automatically terminate as of (i) the date articles of dissolution or a similar document is filed on behalf of Licensee with the appropriate government authority or (ii) the date of establishment of a liquidating trust or other arrangement for the winding up of the affairs of Licensee.

          C.   Licensee's Right to Terminate. Licensee may terminate this
               -----------------------------
Agreement at any time by giving ARCH sixty (60) days prior written notice.

          D.   Survival. All causes of action accruing to either party under
               --------
this Agreement shall survive termination for any reason, as well as (1) Licensee's obligation under Paragraphs 3.A and 6.C to pay Royalties and Patent Costs accrued prior to the date of termination and which were not paid or payable before termination, along with Licensee's obligation to report Net Revenue and to keep records as set forth in Paragraphs 3.B and 3.D and (2) Paragraphs 8 and 9.

     12.  Arbitration.
          -----------

          A.   Panel. If the parties cannot satisfactorily settle any claim,
               -----
disagreement or controversy arising out of or related to this Agreement or its interpretation, performance, nonperformance, breach or their respective rights and obligations hereunder, such disagreement shall, at the request of either party, be settled by arbitration as follows. All such disputes shall be referred to an arbitration panel comprised of three persons, one to be selected by each party hereto and the third selected by the first two. The arbitrators shall be persons involved in and familiar with the licensing and technology transfer field and not affiliated with either party. Each party shall select an arbitrator within twenty (20) days of request for arbitration by either party. The first two arbitrators shall select the third member of the panel within fifteen (15) days after their selection. The arbitration shall be held as soon as is reasonably possible after selection of the arbitration panel. The proceedings shall be held in an informal manner as reasonably determined by the arbitrators. Except for the right of appeal as set forth in subparagraph b below, the parties shall be bound by a decision of the arbitration panel with respect to the matter in dispute. All proceedings of the arbitration panel shall be held in Wilmington, Delaware. The panel's costs and fees shall be borne by the party bringing the action. The arbitrators shall presume that all claims of all Licensed Patents are valid and enforceable, and shall not have the power to assess the validity or enforceability of the Licensed Patents.

          B.   Appeals. There shall be no appeal from an arbitration panel's
               -------
unanimous decision. In the event of a majority decision by the arbitration panel, a, dissatisfied party may appeal the panel's decision to the American Arbitration Association (AAA) for an independent binding decision. All appeals shall be heard in Wilmington, Delaware. The dissatisfied party must make such an appeal within thirty (30) days after receipt of the arbitration panel's decision and if it loses the appeal must bear the parties, expenses and costs for such appeal. The AAA is hereby authorized to make arrangements for such arbitration, to be held under the procedures provided by its arbitration rules. Judgment upon any award rendered by all or a majority of the appeal arbitrators or a unanimous judgment of the initial panel, may be entered in any court in any country having jurisdiction, after any and all applicable appeal periods have passed.

     13.  Advertising
          -----------

     Each party agrees not to use (and Licensee agrees to prohibit its Affiliates and sublicensees from using) the name of the other party (and, Licensee agrees not to use, the names of the University and the Inventors under the Licensed Patents) in any commercial activity, marketing, advertising or sales brochures except with the prior written consent of the other party, which such consent may be granted or withheld in such party's sole and complete discretion, provided that,

          (a) with the prior written consent of ARCH not unreasonably withheld or delayed, Licensee may disclose to the banks, commercial finance institutions or prospective investors from which Licensee may attempt to obtain debt or equity financing (i) the names of ARCH, the University and the Inventor(s) under the Licensed Patents, (ii) the identities of ARCH, the University and the Inventor(s) under the Licensed Patents and their respective connections to, and ownership interests in, the Licensed Patents, and (iii) the identity of the Inventor under the Licensed Patents as a founder and scientific advisor to Licensee in advertising and sales materials; and

          (b) with the prior written consent of Licensee-not unreasonably withheld or delayed, ARCH or its Affiliates may disclose (i) the name of Licensee and (ii) the existence of this Agreement.

     14.  Termination of Co-Exclusive License.
          -----------------------------------

          Simultaneously, with execution of this Agreement by both parties, the Co-Exclusive License Agreement of September 1, 1993 is terminated.

          15.  Miscellaneous
               -------------

               A.   United States Manufacture. Licensee agrees that any Products
                    -------------------------
that are sold in the United States of America will be manufactured substantially in the United States of America as required by 35 United States Code Section 204.

               B.   Export Regulations. To the extent that the United States
                    ------------------
Export Control Regulations are applicable, neither Licensee nor ARCH shall, without having first fully complied with such regulations, (i) knowingly transfer, directly or indirectly, any unpublished technical data obtained or to be obtained from the other party hereto to a destination outside the United States, or (ii) knowingly ship, directly or indirectly, any product produced using such unpublished technical data to any destination outside the United States.

               C.   Entire Agreement, Amendment, Waiver. This Agreement and
                    -----------------------------------
License Agreement II together with the Schedules attached constitute the entire agreement between the parties regarding the subject matter hereof, and supersedes all prior written or oral agreements or understandings (express or implied) between them concerning the same subject matter. This Agreement may not be amended or modified except in a writing signed by duly authorized representatives of each party. No waiver of any default hereunder by either party or any failure to enforce any rights hereunder shall be deemed to constitute a waiver of any subsequent default with respect to the same or any other provision hereof.

               D.   Notice. Any notice required or otherwise made pursuant to
                    ------
this Agreement shall be in writing, sent by registered or certified mail properly addressed, or by facsimile with confirmed answer-back, to the other party at the address set forth below or at such other address as may be designated by written notice to the other party. Notice shall be deemed effective three (3) business days following the date of sending such notice if by mail, on the day following deposit with an overnight courier, if sent by overnight courier, or upon confirmed answer-back if by facsimile.

If to ARCH:         ARCH Development Corporation
                    1115-25 East 58th Street
                    Chicago, Illinois 60637
                    Attention: President

If to Licensee:     R2 Technology, Inc.
                    730 Distel Drive
                    Los Altos, California 94022
                    Attention:

               E.   Assignment. This Agreement shall be binding on the parties
                    ----------
hereto and upon their respective successors and assigns. Either party may at any time, upon written notice to the other party, assign or delegate to a successor to all or substantially all of its business any of its rights and obligations hereunder, provided that, any such assignment or delegation shall in no event relieve either party of its primary responsibility f or the same. Except as provided in the preceding sentence, Licensee may not assign or delegate any right or obligation hereunder without the prior written consent of ARCH, which consent shall not be unreasonably withheld, and any attempted assignment or deletion in violation thereof shall be void. ARCH may assign this Agreement at any time to any third party on written notice to Licensee. In such event, the assignee shall be substituted for ARCH as a party hereto, and ARCH shall no longer be bound hereby.

          F.   Governing Law. The interpretation and performance of this
               -------------
Agreement shall be governed by the laws of the State of California applicable to contracts made and to be fully performed in that state.

          G.   The University. This Agreement is entered into by ARCH in its own
               --------------
private capacity and not on behalf of the University, nor as its contractor or agent. It is understood and agreed that the University is not a party to this Agreement and is not liable for nor assumes any responsibility or obligation under this Agreement, and is not liable for any action or lack thereof by ARCH.

     IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed by their respective duly authorized officers or representatives on the date first above written.

ARCH Development Corporation              R2 Technology, Inc.


By: /s/                                   By : /s/ James W. Pell
    ------------------------------             -------------------------------
    Its: CEO                                   Its: CEO

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                                       17

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                                   SCHEDULE C
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***Certain information on this page has been omitted and filed separately with
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                                       18